EXHIBIT 21.1

                            TALON INTERNATIONAL, INC.

                                  SUBSIDIARIES




NAME                                                      JURISDICTION OF
----                                                      ORGANIZATION
                                                          ---------------

Tag-It Pacific Limited......................              Hong Kong

Tag-It, Inc.................................              California

Tag-It Pacific (HK) Ltd.....................              British Virgin Islands

Tagit de Mexico, S.A. de C.V................              Mexico

A.G.S. Stationary, Inc......................              California

Talon Zipper (Shenzhen) Company Ltd.                      China

Talon International Pvt. Ltd. ..............              India

A.G.S. Holdings, Inc. ......................              Delaware

A.G.S. Holdings LLC ........................              Delaware

Tag It Pacific LLC..........................              Delaware

PT Talon Indonesia. ........................              Indonesia

Tag It Brands, Inc. ........................              California

Talon Dominicana S.A. ......................              Dominican Republic

Talon International, Inc. ..................              Delaware